Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation of our report dated March 13, 2002 included in this Form 10-KSB into SLS International, Inc.'s previously filed Registration Statement on Form SB-2 (File No. 333-43770).


/s/  WEAVER & MARTIN, LLC


Kansas City, Missouri,
    April 11, 2002